FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT
                     ESCROW INSTRUCTIONS

     This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "First Amendment") is made and entered into as of this 16th day of September, 1997, by and between PROPERTY ASSET MANAGEMENT, INC., a Delaware corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), with reference to the following facts and circumstances:

     A. Buyer is the purchaser from Seller of that certain improved real property located in Westlake Village, California known as Westlake Renaissance Court under that certain Purchase and Sale Agreement and Joint Escrow
Instructions dated as of July 30, 1997 (the "Purchase
Agreement").

     B.   Buyer and Seller desire to modify the Purchase
Agreement as hereinafter provided.

     C. All capitalized terms not otherwise defined herein shall have the meaning afforded such terms in the Purchase
Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 1.2 of the Purchase Agreement, which reads as follows:

          Purchase Price. The purchase price to be paid by Buyer to Seller for the Property shall be the sum of the Seven Million One Hundred Thousand Dollars ($7,100,000.00)
(the "Purchase Price").

is hereby deleted in its entirety and the following is hereby substituted n lieu thereof:

          Purchase Price. The purchase price to be paid by Buyer to Seller for the Property shall be the sum of Seven
Million Dollars ($7,000,000.00) (the "Purchase Price").

     2. Section 2.3 of the Purchase Agreement which reads as follows:

          Closing Date. Escrow shall close on or before the date that is forty-five (45) days after the Effective Date
(the "Closing Date").

is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

          Closing Date.  Escrow shall close on September 16,
1997 (the "Closing Date").

     3.   Real Property Taxes.  As of the date hereof,
Escrow Holder has been unable to determine whether any supplemental real property taxes are owed for the period of Seller's ownership of the Property following the 1995-1996 fiscal year. This is to confirm that Seller shall continue to be responsible to Buyer, pursuant to the Agreement, for any supplemental real property taxes which relate to the period of Seller's ownership of the Property.

     4. No Other Amendments. Except as expressly set forth in this First Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.


BUYER:                        ARDEN REALTY LIMITED PARTNERSHIP,
                              a Maryland limited partnership

                              By:  ARDEN REALTY, INC.,
                                   a Maryland corporation

                                   Its: General Partner


                              By: /s/ Victor J. Coleman

                                   Its: President and COO


SELLER:                       PROPERTY ASSET MANAGEMENT, INC.,
                              a Delaware corporation

                              By:/s/ Jennifer O'Brien

                                   Its:Authorized Agent